ROCKY MOUNTAIN HIGH BRANDS, INC.

6 MONTH 6% CONVERTIBLE PROMISSORY NOTE

$100,000.00

("Principal")

July 11, 2017

("Effective Date")

This Convertible Promissory Note, dated July 11, 2017, (the "Note"), is by and between ROCKY MOUNTAIN HIGH BRANDS, INC., a Nevada corporation (the "Company''), its successors and assigns, and LSW Holdings, LLC, to which the Company is issuing this Note as ("Holder''). This Note is being issued pursuant to exemptions from registration under the Securities Act of 1933 of the United States, as amended.

1.                    PRINCIPAL, INTEREST, MATURITY DATE. In consideration of complete and total satisfaction of a prior unsecured, undocumented loan to the Company in the same amount and effective the same date as this convertible promissory note and without further recourse for that loan other than the terms of this note, satisfying and superseding all obligations of the prior debt, The Company, its successors and assigns, hereby promises to pay to the Holder, or its successors or assigns, in immediately available funds, the total principal sum of ONE HUNDRED THOUSAND DOLLARS ($100,000.00 U.S.) under the terms and conditions of this Note. The principal hereof and any unpaid and continuing to accrue interest thereon shall be due and payable to the Holder (unless such payment date is accelerated as provided in Section 8 hereof) not later than six months from the Effective Date, or JANUARY 11, 2018 (the "Maturity Date"). Payment of all amounts due hereunder shall be made at the address of the Holder provided for in Section 10 hereof. Interest on the unpaid principal balance of this Note shall accrue from the above date first written and shall continue to accrue until all unpaid principal and interest is paid in full. Interest shall be calculated at the simple interest rate of six percent (6%) per annum. Unless Holder of the Note elects to convert the note to stock, the Company shall have effectively received a CALL notice, requiring the Company to pay Holder all unpaid principal and interest upon the maturity of this note.

2.                    PREPAYMENT. The Company may, at its option, at any time and from time to time, prepay all or any part of the principal balance of this Note (the "Prepayment" or "Prepayments") without penalty or premium, provided that concurrently with each such Prepayment the Company shall pay accrued interest on the principal, if any.

3.                    RENEWAL. The Company may renew this Note upon not less than thirty {30) days advance written notice to the Holder, wherein the granting of such renewal shall be at the sole option and discretion of the Holder.

4.                   TRANSFERABILITY. This Note shall not be transferred, pledged, hypothecated, or assigned by the Company without the express written consent of the Holder. In the event any third party acquires a controlling interest in the Company or acquires substantially all of the assets of the Company (a "Reorganization Event"), this Note will survive and become an obligation of the party that a quires such controlling interest or assets. In the event of a Reorganization Event the Company agrees to make the party that acquires such controlling

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interest or assets, aware of the terms of this Section and this Note. This Note, in whole or in part, may be transferred, pledged, hypothecated, or assigned by the Holder in its sole option and discretion, the "Transfer'', and all rights to the Conversion of this Note (as hereinafter defined), shall likewise be transferred, pledged, hypothecated, or assigned, in whole or in part, by the Holder in its sole option and discretion upon such Transfer.

5.	CONVERSION OF PROMISSORY NOTE.

(a)                 Conversion Rights; Conversion Dates; Conversion Price. The Holder shall provide the Company with written notice of any Conversion (the "Conversion Notice") within five (5) business days of the date of Holder's verbal or written advice to the Company that the Holder is executing said Conversion (the "Conversion Date"), in a form similar or identical to the attached Exhibit A. The Company agrees to execute any Conversion requested by the Holder within the terms and conditions of the following Section 5 (b), "Method of Conversion". The Holder may continue to request conversion of the outstanding principal and interest of the Note until all outstanding principal and interest of this Note is paid in full, including any additional amounts due under Default or an Event of Default. Any amount so converted will be converted into common stock at a conversion price per share of 50% of the average of the 3 lowest closing bid prices of the Common Stock of the Company during the 10 trading days prior to the conversion. USD (the "Conversion Price").

(b)	Method of Conversion.

(i)            Notwithstanding anything to the contrary set forth herein, upon Conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless the entire unpaid principal and interest of this Note is so converted.

(ii)           The Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of common stock or other securities or property on conversion of this Note in a name other than that of the Holder (or its street address), and the Company shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder's account) requesting the issuance thereof, shall have paid to the Company the amount of any such tax or shall have established to the satisfaction of the Company that such tax has been paid.

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(ii) The Conversion Shares are to be issued by the Company's transfer agent via express courier to the Holder within seven (7) business days from the Company's receipt of the Conversion Notice (the "Delivery Date"). Upon receipt of the Conversion Notice, the Company will immediately issue an instruction letter with all supporting documentation, as required by law, to facilitate the issuance of the Conversion Shares by the Delivery Date. The Company will bear all costs related to the issuance of the Conversion Shares, including all costs of obtaining an attorney's opinion letter regarding the Conversion, and the overnight delivery of the Conversion Shares, and shall maintain adequate authorized capital stock, in type and quantity, at all times until this Note is paid in full to, or fully converted by, the Holder, in order to facilitate the terms and conditions of this Section. Any failure of the Company to comply with the provisions of this paragraph shall be deemed by the Holder an Event of Default under this Note.

(iv) All Conversion Shares to be issued are to be fully-paid, non-assessable, and lawfully issued by the Company. The Conversion Shares are to be freely transferrable on the books and records of the Company as and to the extent provided in this Note and applicable law.

6.                   CONVERSION LIMITATION. Notwithstanding Section 5 above, neither the Holder nor the Company may convert any outstanding amounts due under this Note if at the time of such conversion the amount of common stock issued for the conversion, when added to other shares of Company common stock owned by the Holder or which can be acquired by Holder upon exercise or conversion of any other instrument, would cause the Holder to own more than four and nine-tenths percent {4.99%) of the Company's outstanding common stock. The restriction described in this paragraph may be revoked upon sixty-one (61) days prior notice from Holder to the Company.

7.                  DEFAULT. The occurrence of any one of the following events shall constitute a Default or an Event of Default:

(a)                 The non-payment, when due or not later than the Maturity Date, of any principal or interest pursuant to this Note;

(b)                 The material breach of any representation or warranty in this Note, or the terms and conditions of any Section of this Note, including, but not limited to, Section 4, Section 6 or Section 10. In the event the Holder becomes aware of a breach of this Section ll{b), the absolute determination of the existence of such breach being in the sole judgment of the Holder, the Holder shall notify the Company in writing of such breach and the Company shall have five business days after notice to cure such breach;

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(c)                The commencement against the Company of any proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, provided, however, that the commencement of such a proceeding shall not constitute an Event of Default unless the Company consents to the same or admits in writing the material allegations of same, or said proceeding shall remain undismissed for 20 days; or the issuance of any order, judgment or decree for the appointment of a receiver or trustee for the Company or for all or a substantial part of the property of the Company, which order, judgment or decree remains undismissed for 20 days; or a warrant of attachment, execution, or similar process shall be issued against any substantial part of the property of the Company.

Upon the occurrence of any Default or Event of Default, the Holder, may, by written notice to the Company, declare all or any portion of the unpaid principal amount due to Holder, together with all accrued interest thereon, immediately due and payable (the thirty (30) day notice period in Section 1, above, will not be applicable in the case of an Event of Default), in which event it shall immediately be and become due and payable; provided that upon the occurrence of an Event of Default as set forth in paragraph (d) or paragraph (e) hereof, all or any portion of the unpaid principal amount due to Holder, together with all accrued interest thereon, shall immediately become due and payable without any such notice.

Upon the occurrence of any Default or Event of Default, the Holder at its sole discretion may elect to immediately, or at any time, convert the outstanding principal amount of this Note, or any portion of the principal amount hereof, and any accrued interest, in whole or in part, into shares of the common stock of the Company.

8.                   NOTICES. Notices to be given hereunder shall be in writing and shall be deemed to have been sufficiently given if delivered personally or sent by overnight courier, or by facsimile or other electronic transmission (e.g., email), return receipt/or confirmation of receipt requested. Notice shall be deemed to have been received on the date and time of personal or overnight delivery or electronic transmission, if received during normal business hours of the recipient; if not, then on the next business day.

Notices to the Company shall be sent to:

ROCKY MOUNTAIN HIGH BRANDS, INC.

9101LBJ Freeway, Suite 200

Dallas, TX 75243 ..

ATTN: Michael R. Welch

Notices to the Holder shall be sent to:

LSW HOLDINGS, LLC

c/o Lily Li 4858 Route 32

Catskill, NY 12414

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9.	REPRESENTATIONS AND WARRANTIES. The Company hereby makes the following representations and warranties to the Holder:

(a)                Organization. Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.

(b)                 Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Note and to issue and sell this Note. The execution, delivery and performance of this Note by the Company, and the consummation by it of the Transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action. This Note, when executed and delivered, will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

10.             REPRESENTATIONS AND WARRANTIES OF THE HOLDER. The Holder hereby represents and warrants to the Company that:

(a)                 the Holder is an "accredited investor'' as such term is defined in Rule 501 of Regulation D promulgated under the United States Securities Act of 1933, as amended, and the securities to be acquired by it upon Conversion of the Note (the "Securities") will be acquired for its own account and, as of the date hereof, not with a view toward, or for sale in connection with, any distribution thereof except in compliance with applicable United States federal and state securities law; provided that the disposition of the Holder's property shall at all times be and remain within its control;

(b)                 the Holder represents that (i) it is not in fact acting only as agent for another Holder (ii) that it is not a financial institution or other institutional investor, and (iii) it is acting for its own account or as a bona fide trustee for a trust organized and existing other than for the purpose of acquiring the Securities;

11.                GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF Texas APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY THEREIN, WITHOUT GIVING EFFECT TO THE RULES OR PRINCIPLES OF CONFLICTS OF LAW.

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12.                 ATTORNEYS FEES. In the event the Holder hereof shall refer this Note to an attorney to enforce the terms hereof, the Company agrees to pay all the costs and expenses incurred in attempting or effecting the enforcement of the Holder's rights, whether or not suit is instituted, including reasonable attorney's and paralegals' fees and costs through and including all trial and appellate levels and post-judgment proceedings and enforcements.

13.                 CONFORMITY WITH LAW. It is the intention of the Company and of the Holder to conform strictly to applicable usury and similar laws . Accordingly, notwithstanding anything to the contrary in this Note, it is agreed that the aggregate of all charges which constitute interest under applicable usury and similar laws that are contracted for, chargeable or receivable under or in respe ct of this Note, sha ll under no circumstances exceed the maximum amount of interest permitted by such laws, and any excess, whether occasioned by acceleration or maturity of this Note or otherwise, shall be canceled automatically, and if theretofore paid, shall be either refunded to the Company or credited on the principal amount of this Note.

14.                  WAIVERS. All waivers must be in writing by the Holder . Any waiver or failure to enforce any provision of this Note on one occasion will not be deemed a waiver of any other provision or of such provision on any other occasion.

15.                  HEADINGS. The headings in this Note are for convenience and are not to be used in interpreting this Note.

16.                 COUNTERPARTS. This Note may be executed in any number of counterparts, each of which sh all be an original, but all of which together shall constitute one instrument. The parties hereto agree that this Note, agreements ancillary to it, and related documents to be entered into in connection with this Note will be considered signed when the signat ure of a party is delivered by facsimile transmission, or an electronic copy of this Note is delivered bearing electronic signatures of the parties thereto. Such facsimile or electronic signat ure shall be treated in all respects as having the same effect as an original signature.

17.                 FURTHER ASSURANCES. The Company, its officers, directors and majority shareholder s heret o shall cooperate with one anot her at reasonable times and on reasonable conditions and shall promptly execute and deliver any and all instruments and documents requested by the Holder as may be reasonably necessary in order to fully carry out the intent and purposes of this Note as contemplated by the Holder at any time prior to full repayment of the principal and interest due under this Note.

18.              AUTHORITY TO BIND. A responsible officer of the Company has read and underst and s the contents of this Note and is empowered and duly authorized on behalf of the Company and it s Board of Directors to execute it, and bind the Company to it .

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19.

IN WITNESS WHEREOF, the below parties have signed this Note as of the Effective Date.

"Company" "Holder''

ROCKY MOUNTAIN HIGH BRANDS, IN C.

a Nevada corporation

LSW HOLDINGS, LLC

a Limited Liability Corporation

By: /s/

Michael R. Welch, President & CEO

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EXHIBIT A CONVERSION NOTICE

To: [Company Name]

The undersigned hereby irrevocably elects to exercise the right, represented by that certain Convertible Promissory Note dated (the "Note"), a copy of which is attached hereto, to convert in outstanding principal amount, and in accrued but unpaid interest on the Note into _ shares of common stock (the "Shares") of [Company Name] (the "Company''), or its successors and assigns. The undersigned requests that certificates for such Shares be issued in the following names and quantities:

Dated: 20_:

[Name]

By: _ __

Name:---------------

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ANNEX l

List of Conversions

Conversion Date	Price Per Share	Number of Shares	Amount Converted	Holder

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